 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285651
Prospectus Supplement
(To Prospectus dated March 7, 2025)
Amer Sports, Inc.
20,604,396 Ordinary Shares
This is a public offering of 20,604,396 million of ordinary shares of Amer Sports, Inc.
Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “AS.” On February 27, 2026, the last reported sale price of our ordinary shares on the NYSE was $37.98 per share.
We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our other filings with the U.S. Securities and Exchange Commission incorporated by reference in this prospectus supplement or the accompanying prospectus.

	Per Ordinary Share	Total
Public offering price	$36.400	$750,000,014
Underwriting discounts and commissions(1)	$1.092	$22,500,000
Proceeds, before expenses, to us	$35.308	$727,500,014

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting” for a description of all compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus to purchase up to an additional 3,090,659 ordinary shares from us at the public offering price less the underwriting discounts and commissions.
The underwriters expect to deliver the ordinary shares against payment in New York, New York on or about March 4, 2026.
BofA Securities*	J.P. Morgan*
Citigroup	Goldman Sachs & Co. LLC	Morgan Stanley
UBS Investment Bank	BNP PARIBAS	Evercore ISI
Baird	Barclays	Deutsche Bank Securities	Siebert Williams Shank
(* in alphabetical order)
The date of this prospectus supplement is March 2, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor any underwriters have authorized anyone to provide any information or to make any representations other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor any underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any underwriters have authorized any other person to provide you with different or additional information. Neither we nor any underwriters are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside the United States:   Neither we nor any underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus supplement outside the United States.
We are a company incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”) we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.
Market and Industry Data
Market data and certain industry forecast data used in this prospectus supplement and the accompanying prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus supplement and the

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accompanying prospectus, and estimates and beliefs based on that data, may not be reliable. See “Cautionary Statement Regarding Forward-Looking Statements.”
Trademarks and Trade Names
We own various trademark registrations and applications, and unregistered trademarks, including Arc’teryx, Salomon, Wilson, Peak Performance, Atomic, Armada, Louisville Slugger, DeMarini, EvoShield and ATEC, among others, and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.
Certain Definitions
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “Amer Sports, Inc.,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Amer Sports, Inc., together with its subsidiaries. All references to “U.S. dollars,” “dollars” or “$” are to the U.S. dollar and all references to “EUR” or “€” are to the euro and all references to “CNY” are to the Chinese yuan. Unless otherwise indicated or the context otherwise requires, all references to “Americas” refers to United States, Canada, and certain other countries in Latin America, “EMEA” refers to Europe, the Middle East and Africa, “Greater China” refers to mainland China, Hong Kong, Macau and Taiwan and “Asia Pacific” excludes Greater China.

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SUMMARY
This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference herein and therein and any free writing prospectus prepared by us or on our behalf, including in particular the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, “Item 3. Key Information,” “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on February 26, 2026 (our “Annual Report on Form 20-F”), and the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our ordinary shares.
Our Purpose
Elevating the world through sport — from courts to slopes, from cities to mountains, and everywhere in between, we aim to inspire people to explore and experience the joy of sports and outdoor activities, and lead better, healthier lives. Our vision is to be the global leader in premium sports and outdoor brands.
Company Overview
Amer Sports is a global group of iconic sports and outdoor brands, including Arc’teryx, Salomon, Wilson, Atomic and Peak Performance. Our brands are known for their detailed craftsmanship, unwavering authenticity, premium market positioning and compelling market shares in their categories. We pride ourselves on cutting-edge innovation, technical performance and ground-breaking designs that allow athletes and everyday consumers to perform better every day. Through partnerships with industry influencers and elite athletes, and in collaboration with the various communities we serve, we develop next-generation products that define winning moments in sports. Our brands are creators of exceptional apparel, footwear, equipment, protective gear and accessories that we believe give our consumers the confidence and comfort to excel.
Our brands are our stars, constantly elevating the consumer experience and creating thriving communities. We empower our brands to pursue market-shaping leadership and set the standard for quality, performance and brand experience globally. While our brands have established heritage and market leadership today, significant runway remains ahead. We are excited about our future and the opportunity to drive growth in each of our three reportable segments: Technical Apparel, Outdoor Performance and Ball & Racquet Sports. Our segments comprise our “brand clusters,” which reflect both how our consumers engage with our products and how we manage our business.
Technical Apparel	Outdoor Performance	Ball & Racquet Sports

Each segment is led by one of our core brands: Arc’teryx, Salomon and Wilson. Each of these brands creates high-quality technical products that stand out in their respective categories, and possesses key differentiated attributes.
Arc’teryx
Arc’teryx is a technical outdoor apparel brand inspired by the Canadian Coast Mountains and built on the principle of obsessive, precise design and production. Arc’teryx gear pushes the boundaries of performance and enables adventurers to excel in their outdoor pursuits in the mountains, in the backcountry and on some of the world’s most technical climbs. The products are known for their minimalist design, and sleek and streamlined aesthetic, along with new, innovative features that continually advance outdoor activities.
Product quality, from the materials to the design, allows Arc’teryx to command premium pricing as evidenced by its best-selling “hardshell” jacket in North America, the Alpha SV. Overall, Arc’teryx combines beautiful, innovative products and an authentic brand experience that extends beyond apparel, fostering communities and bringing people together across all regions of the world who share a passion for the outdoors.
Salomon
Born in the French Alps in 1947, Salomon creates premium innovative footwear, apparel, winter sports equipment and accessories. Since its founding, Salomon has been fueled by a culture of design, craftsmanship, continuous innovation, and performance inspired by progress, the mountains and athletes. The brand first produced metal ski edges and expanded into releasable ski bindings before launching industry changing rear-entry ski boots and monocoque skis. The brand’s leadership in winter sports helped to propel it into a diverse portfolio of sports and products including footwear and apparel. Today, Salomon is a market leader in global trail and gravel running footwear and premium hiking footwear, with products recognized for their performance, style, durability and sustainability. Nearly 70% of Salomon’s revenue in 2025 came from footwear, while also having leading market positions in its legacy winter sports equipment categories (skis, snowboards, boots, bindings, goggles, helmets, etc.), creating a 365-day, year-round brand serving all seasons for mountain sport consumers.
Wilson Sporting Goods
Founded in 1914 in Chicago, Illinois, Wilson Sporting Goods is a leading manufacturer of high-performance sports equipment, apparel, footwear and accessories. The Wilson Sporting Goods portfolio is made up of the iconic Wilson brand, as well as Louisville Slugger, DeMarini, EvoShield and ATEC. Collectively, these brands bring more than three centuries of innovation, history and heritage to a variety of mainstream sports. As a multi-sports platform, Wilson drives innovation and product excellence by leveraging learnings across the brands’ various disciplines, including tennis, football, baseball and basketball, among other sports. The Wilson brand has a legacy as the top-of-the-line sports equipment and is associated with legendary athletes, including Roger Federer and Caitlin Clark. In addition, Wilson is the official partner of professional sports leagues, including the NBA, WNBA, NFL, the US Open, Roland-Garros, and more. These athletes and leagues are a testament to the credibility and reputation of Wilson’s track record of innovation and superior products.
While Arc’teryx, Salomon and Wilson stand tall and lead our three segments, our other brands appropriately fit our sports-oriented portfolio. Peak Performance enhances our scale, competitive positioning and diversification across sports categories. Atomic and Armada give us a leading position in winter sports equipment, globally. Our baseball brands, which include Louisville Slugger, DeMarini, EvoShield, and ATEC, are market leaders in their respective category. Together, our brands enable us to lead and compete in various sports segments and drive the continued success of our portfolio.
The Amer Sports Group
We excel at identifying, developing and defining brands that meet our corporate vision. We empower these brands to autonomously connect with consumers and develop products to drive growth. Our platform supports the brands via scaled infrastructure and financial controls to accelerate performance. We believe that the size and diversification of our platform mitigates risks and provides financial flexibility to invest prudently to meet the continuously evolving needs of consumers, to develop competitive advantages and to drive growth across the brands through a relentless focus on innovation. We also believe that our platform enables efficient integration, scaling and optimization of target opportunities that fit within our portfolio, as well as critical insight to inform divestiture decisions.
We govern our brands through management across the finance, supply chain, sustainability, communications, legal and compliance functions, among other areas. At the same time, we enable our brands through our group’s incubator model that provides shared learnings from data analytics across the platform as well as from the economies of scale and synergies of shared resources, including supplier services, distribution and logistics, human resources and enterprise IT infrastructure. We further serve our brands through access to shared, centralized business services, including customer service and treasury management functions. Together, these resources empower our brand leadership teams to focus on serving consumers through brand, product and go-to-market strategies that drive performance, and our global and scaled operating model enables larger, robust brand organizations to independently flourish.
Corporate Information
We were incorporated as “Amer Sports Management Holding (Cayman) Limited” as an exempted company with limited liability under the laws of the Cayman Islands on January 3, 2020. On August 4, 2023, we changed our name to Amer Sports, Inc. Our registered office is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 345 945 3901. Our corporate offices are located at Siltasaarenkatu 8-10, Fl-00530 Helsinki, Finland. Our telephone number at this address is +358 207 122 500. Investors should contact us for any inquiries through the address and telephone number of our corporate offices. Our principal website is www.amersports.com. The information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING
This summary highlights certain terms of the offering but does not contain all information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.
Issuer
Amer Sports, Inc.
Offering of ordinary shares
20,604,396 ordinary shares.
Option to purchase additional ordinary shares
We have granted the underwriters an option to purchase up to additional 3,090,659 ordinary shares within 30 days of the date of this prospectus.
Use of Proceeds
We estimate that the net proceeds to us from the offering will be approximately $726.1 million (or $836.2 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering, together with cash on hand, to redeem the 6.750% Senior Secured Notes due 2031 (the “Notes”) issued by Amer Sports Company, our wholly-owned subsidiary, and to pay related premiums, fees and expenses. See “Use of Proceeds.”
NYSE Symbol
Our ordinary shares are listed on the NYSE under the symbol “AS.”
Risk Factors
Investing in our ordinary shares involves substantial risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and in our other filings with the SEC incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of certain factors you should consider in evaluating an investment in our ordinary shares.
The number of our ordinary shares to be outstanding after this offering is based on 557,667,387 ordinary shares outstanding as of December 31, 2025, and excludes:
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8,874,994 ordinary shares issuable on the exercise of options outstanding as of December 31, 2025, under our Employee Stock Ownership Plan 2019 (the “2019 ESOP”) and Employee Stock Ownership Plan 2023 (the “2023 ESOP”) plans with a weighted-average exercise price of $9.98 per ordinary share;

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1,271,589 and 2,870,085 ordinary shares issuable on the vesting of restricted share units (“RSUs”) and performance share units (“PSUs”) outstanding, respectively, as of December 31, 2025, under the Amer Sports, Inc. 2024 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) with a weighted-average grant date fair value of $21.27 and $19.62 per ordinary share for RSUs and PSUs, respectively;

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36,745,289 ordinary shares reserved for issuance under our Omnibus Incentive Plan, plus any future increases in the number of ordinary shares reserved for issuance thereunder, as more fully described in the section “Item 6. Directors, Senior Management and Employees — B. Compensation — Equity Incentive Plans” in our Annual Report on Form 20-F incorporated by reference herein; and

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11,076,907 ordinary shares reserved for issuance under our 2025 Employee Share Purchase Plan (the “2025 ESPP”).

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information included in this prospectus supplement and the accompanying prospectus, as well as the section “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See also “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Our Ordinary Shares and this Offering
If securities analysts cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, or if they publish negative evaluations of our ordinary shares, the price and trading volume of our ordinary shares could decline.
The trading market for our ordinary shares is expected to be influenced, in part, by the research and reports that industry or financial analysts publish about us, our business, our market and our competitors.
If one or more of the analysts covering our business downgrade their evaluations of our ordinary shares or publish inaccurate or unfavorable research about our business, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares could decline. If one or more industry or financial analysts cease to regularly publish reports on us or if one or more of these analysts cease to cover our business, we could lose visibility in the market, which in turn could cause the price or trading volume of our ordinary shares to decline.
The market price of our ordinary shares may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our ordinary shares in this offering.
The market price of our ordinary shares could be subject to significant fluctuations and may decline below the price paid for our ordinary shares. In addition, securities markets worldwide have experienced, and are likely to continue to experience, extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your ordinary shares at or above the public offering price. The market price for our ordinary shares may be influenced by many factors, including the other factors described in this section and in the “Risk Factors” section of our Annual Report on Form 20-F incorporated by reference herein.
In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.
We are a foreign private issuer and, as a result, we will not be subject to the U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Cayman laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities until March 18, 2026 and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although we intend to provide quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
As a foreign private issuer within the meaning of the NYSE corporate governance rules, we are permitted to rely on exemptions from certain of the NYSE corporate governance standards, including the requirement that a majority of our board of directors consist of independent directors. Our reliance on such exemptions may afford less protection to holders of our ordinary shares.
The corporate governance rules of the NYSE require listed companies to have, among other things, a majority of independent directors and independent director oversight of executive compensation, nomination of directors and corporate governance matters. As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. For as long as we choose to rely on the foreign private issuer exemption to certain of the NYSE corporate governance standards, our board of directors’ approach to governance may be different from that of a board of directors of a U.S. domestic company, and, as a result, the management oversight of our company may be more limited than if we were subject to all of the NYSE corporate governance standards. While a majority of the directors on our board of directors are independent directors, as long as we rely on the foreign private issuer exemption to certain of the NYSE corporate governance standards, a majority of the directors on our board of directors may not be required to be independent directors. Additionally, we currently intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the NYSE in respect of the following:
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the requirement of the NYSE listing rules that the compensation committee and the nominating and governance committee of the board of directors be composed entirely of independent directors;

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the requirement of the NYSE listing rules that a listed issuer obtain shareholder approval when it establishes or materially amends a stock option or purchase plan or other arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants;

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the requirement of the NYSE listing rules that a listed issuer obtain shareholder approval prior to issuing or selling securities (or securities convertible into or exercisable for common stock) that equal 20% or more of the issuer’s outstanding common stock or voting power prior to such issuance or sale; and

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the requirement of the NYSE listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the NYSE corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You may not agree with our management’s decisions. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our ordinary shares to decline and delay the development of our products. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering.
Because we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
Our second amended and restated memorandum and articles of association permits us to pay dividends.

We currently intend to retain any future earnings to fund the development and expansion of our business, and, therefore, we do not anticipate paying cash dividends on our ordinary shares but our board of directors may choose to do so at any point if it is in the best interests of the Company and our shareholders. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either a profit or share premium account, provided that in no circumstances may a dividend be paid if it would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In addition, we are governed by the laws of the Cayman Islands and our second amended and restated memorandum and articles of association, under which there is no minimum mandatory dividend payable to our shareholders and no established periodicity for the distribution of dividends. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future. See “Dividend Policy.”
Future sales of our ordinary shares or the anticipation of future sales could reduce the market price of our ordinary shares.
Sales of a substantial number of our ordinary shares in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. After this offering, we will have 578,271,783 ordinary shares issued and outstanding based on the number of ordinary shares issued and outstanding as of December 31, 2025. This includes the ordinary shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by persons otherwise restricted from selling. In connection with this offering, our directors and certain of our officers and shareholders have entered into lock-up agreements with the underwriters that restrict their ability to transfer their shares without prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC for 75 days after the date of this prospectus supplement. However, the lock-up agreements include customary exceptions, and the underwriters may release some or all of the ordinary shares subject to lock-up agreements at any time and without notice, which would allow for earlier sales of shares in the public market, subject to any restrictions under securities laws.
Moreover, after this offering, holders of an aggregate of 397,979,398 of our ordinary shares have rights, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. We have also registered all ordinary shares that we may issue under our equity compensation plans. As a result, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus supplement.
In the future, we may also issue additional securities if we need to raise capital or make acquisitions, which could constitute a material portion of our then-issued and outstanding ordinary shares.
If you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of your investment.
The public offering price of our ordinary shares is substantially higher than the as adjusted net tangible book value per ordinary share immediately after this offering. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per ordinary share that substantially exceeds our as adjusted net tangible book value per ordinary share after this offering. Based on the public offering price of $36.40 per ordinary share, you will experience immediate dilution of $33.93 per ordinary share, representing the difference between our net tangible book value per ordinary share as of December 31, 2025 and our as adjusted net tangible book value after giving effect to this offering. See “Dilution” for more details.

Our second amended and restated memorandum and articles of association designates the Grand Court of the Cayman Islands as the exclusive forum for substantially all disputes between us and our shareholders, and the federal district court as the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act, the Exchange Act or other securities laws, which could limit our shareholders’ ability to choose the judicial forum for disputes with us or our directors, officers or employees.
Our second amended and restated memorandum and articles of association provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or any other person, (iii) any action or proceeding arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the Companies Act of the Cayman Islands (the “Companies Act”), our second amended and restated memorandum and articles of association, or any other provision of applicable law, (iv) any action or proceeding seeking to interpret, apply, enforce or determine the validity of our second amended and restated memorandum and articles of association or (v) any action or proceeding as to which the Companies Act confers jurisdiction on the Grand Court of the Cayman Islands shall be the Grand Court of the Cayman Islands, in all cases subject to the court having jurisdiction over indispensable parties named as defendants.
Our second amended and restated memorandum and articles of association also provides that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or other securities laws. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to these provisions. However, shareholders will not be deemed to have waived our compliance with U.S. federal securities laws and the rules and regulations thereunder.
These exclusive forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the exclusive forum provisions in our second amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could adversely affect our results of operations.
We are a Cayman Islands exempted company with limited liability. The rights of our shareholders, including with respect to fiduciary duties and corporate opportunities, may be different from the rights of shareholders governed by the laws of U.S. jurisdictions.
We are a Cayman Islands exempted company with limited liability. Our corporate affairs are governed by our second amended and restated memorandum and articles of association and by the laws of the Cayman Islands. The rights of our shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (1) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (2) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (3) directors should not properly fetter the exercise of future discretion; (4) duty to exercise powers fairly as between different sections of shareholders; (5) duty to exercise independent judgment; and (6) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, following a declaration being made pursuant to the Articles of Association of the Company, subject to any separate requirement for audit committee approval under applicable law or the rules and regulations of the NYSE, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. Conversely, under Delaware corporate law, a director has a fiduciary duty to the corporation and its shareholders and the director’s duties prohibit self-dealing by a director and mandate that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. See “Item 10. Additional Information — B. Memorandum and Articles of Association” in our Annual Report on Form 20-F incorporated by reference herein.
Our shareholders may face difficulties in protecting their interests because we are a Cayman Islands exempted company.
Our corporate affairs are governed by our second amended and restated memorandum and articles of association, by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under the laws of the Cayman Islands are not as clearly defined as under statutes or judicial precedent in existence in jurisdictions in the United States. Therefore, you may have more difficulty protecting your interests than would shareholders of a corporation incorporated in a jurisdiction in the United States, due to the comparatively less well-developed Cayman Islands law in this area.
Specifically, subject to limited exceptions, under Cayman Islands’ law, a minority shareholder may not bring a derivative action against the board of directors. Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. Further, while Cayman Islands law allows a dissenting shareholder to express the shareholder’s view that a court sanctioned reorganization of a Cayman Islands company would not provide fair value for the shareholder’s shares, Cayman Islands statutory law does not specifically provide for shareholder appraisal rights in connection with a court sanctioned reorganization (by way of a scheme of arrangement). This may make it more difficult for you to assess the value of any consideration you may receive in a corporate reorganization (approved by way of a scheme of arrangement) or to require that the acquirer gives you additional consideration if you believe the consideration offered is insufficient. However, the Companies Act does provide a mechanism for a dissenting shareholder in a statutory merger or consolidation to apply to the Grand Court of the Cayman Islands for a determination of the fair value of the dissenter’s shares if it is not possible for the company and the dissenter to agree on the fair value of such shares within the time limits prescribed by the Companies Act.
Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders. However, our second amended and restated memorandum and articles of association have provisions that provide our register of shareholders be opened to inspection for such times and on such days as our board of directors shall determine without charge by our shareholders, or by any other person subject to a nominal charge or such other sum specified by our board of directors, and to receive our annual audited financial statements.
U.S. civil liabilities and certain judgments obtained against us by our shareholders may not be enforceable.
We are a Cayman Islands exempted company and the majority of our operations and current assets are conducted and located outside the United States. Most of our directors and executive officers reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. It may also be difficult to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not resident in the United States and the substantial majority of whose assets are located outside of the United States.
Further, it is unclear if original actions predicated on civil liabilities based solely upon U.S. federal securities laws are enforceable in courts outside the United States, including in the Cayman Islands. Courts of the Cayman Islands may not, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, courts of the Cayman Islands will recognize as a valid judgment, a final and conclusive judgment in personam obtained in the courts of the United States under which a sum of money is payable (other than multiple damages, taxes, fine or other penalty) or in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon, subject to certain qualifications, such as, among others, the foreign courts having proper jurisdiction, there is no contravention of rules of natural justice of Cayman Islands, the judgment was not obtained by fraud and enforcement would not contravene public policy of Cayman Islands. In addition, a Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains statements that constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “may,” “will,” “expect,” “could,” “target,” “predict,” “should,” “plan,” “intend,” “estimate” and “potential,” and similar expressions.
Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 20-F, which may be updated from time to time in our other documents filed or furnished with the SEC. These risks and uncertainties include factors relating to, but are not limited to:
•
the strength of our brands;

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changes in market trends and consumer preferences;

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intense competition that our products, services and experiences face;

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harm to our reputation that could adversely impact our ability to attract and retain consumers and wholesale partners, employees, brand ambassadors, partners, and other stakeholders;

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reliance on technical innovation and high-quality products;

•
general economic and business conditions worldwide, including due to inflationary pressures;

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the strength of our relationships with and the financial condition of our third-party suppliers, manufacturers, wholesale partners and consumers;

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ability to expand our direct-to-consumer (“DTC”) channel, including the expansion and success of our retail stores and e-commerce platforms;

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our plans to innovate, expand our product offerings and successfully implement our growth strategies that may not be successful, and implementation of these plans that may divert our operational, managerial and administrative resources;

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our international operations, including any related to political uncertainty and geopolitical tensions;

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changes in trade policies, including tariffs and other trade restrictions;

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our and our wholesale partners’ ability to accurately forecast demand for our products and our ability to manage manufacturing decisions;

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our third-party suppliers, manufacturers and other partners, including their financial stability and our ability to find suitable partners to implement our growth strategy;

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the cost of raw materials and our reliance on third-party manufacturers;

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our distribution system and ability to deliver our brands’ products to our wholesale partners and consumers;

•
climate change and sustainability-related matters, or legal, regulatory or market responses thereto;

•
current and further changes to trade policies, tariffs, import/export regulations and anti-competition regulations in the United States, European Union (“EU”), People’s Republic of China (“PRC”) and other jurisdictions, or our failure to comply with such regulations;

•
the use and reliance on artificial intelligence can potentially cause intellectual property rights issues, security vulnerabilities, harm our business reputation, negatively impact our operations and impact our financial results;

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ability to obtain approvals from PRC authorities to remain listed on the U.S. exchanges and offer securities in the future;

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ability to obtain, maintain, protect and enforce our intellectual property rights in our brands, designs, technologies and proprietary information and processes;

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ability to defend against claims of intellectual property infringement, misappropriation, dilution or other violations made by third parties against us;

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security breaches or other disruptions to our information technology (“IT”) systems;

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our reliance on a large number of complex IT systems;

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changes in government regulation and tax matters;

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our ability to remediate our material weakness in our internal control over financial reporting;

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our relationship with ANTA Sports Products Limited (“ANTA Sports”);

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our expectations regarding the time during which we will be a foreign private issuer; and

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other risk factors discussed under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 20-F incorporated by reference herein.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of an unanticipated event.

USE OF PROCEEDS
We estimate that the net proceeds to us from the offering will be approximately $726.1 million (or $836.2 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering, together with cash on hand, to redeem the Notes and to pay related premiums, fees and expenses. As of March 1, 2026, we had $720 million aggregate principal amount of the Notes outstanding. The Notes have a fixed interest rate coupon of 6.750% and mature on February 16, 2031. Certain of the underwriters and/or their respective affiliates may hold the Notes and, as a result, may receive a portion of the net proceeds from this offering. See “Underwriting.” The foregoing does not constitute a notice of redemption for the Notes.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and total capitalization as of December 31, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our sale of the ordinary shares in the offering based on the public offering price of $36.40 per ordinary share, and the application of proceeds therefrom, together with cash on hand, to redeem the Notes, as described under “Use of Proceeds” (using an estimate of related premiums, fees and expenses).

You should read this table in conjunction with our consolidated financial statements and the related notes, “Item 5. Operating and Financial Review and Prospects” contained in our Annual Report on Form 20-F incorporated by reference in this prospectus supplement.
	As of December 31, 2025
	Actual	As Adjusted
	($ in millions)
Cash and cash equivalents(1)(3)	652.3	535.0
Debt
Revolving Credit Facility	—	—
USD Term Loan Facility	—	—
EUR Term Loan Facility(2)	—	—
6.750% Senior Secured Notes due 2031	792.3	—
Other debt	142.8	142.8
Share capital
Ordinary shares, EUR 0.0300580119630888 par value; 2,495,175,000 shares authorized, 557,667,387 issued and outstanding, actual, 578,271,783 issued and outstanding, as adjusted	18.6	19.3
Share premium	3,251.2	3,976.6
Capital reserves	2,789.2	2,789.2
Cash flow hedge reserve	(43.4)	(43.4)
Accumulated deficit and other(1)(3)	(213.6)	(264.4)
Equity (deficit) attributable to equity holders	5,802.0	6,477.3
Non-controlling interests	18.9	18.9
Total equity	5,820.9	6,496.2
Total capitalization	$6,756.0	$6,639.0

(1)
As adjusted reflects the redemption on February 6, 2026 of $80.0 million aggregate principal amount of the Notes for a redemption price of $83.2 million, reflecting a make-whole premium of $2.4 million and write off of deferred financing fees of $0.7 million.

(2)
Based on the USD/euro exchange rate of U.S. $1.00 = EUR 1.1750 as of December 31, 2025.

(3)
Reflects estimated make-whole premium of $41.0 million and write off of deferred financing fees of $6.7 million in connection with the redemption of the Notes.

The number of ordinary shares that will be issued and outstanding after this offering is based on 557,667,387 ordinary shares outstanding as of December 31, 2025, and excludes:
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8,874,994 ordinary shares issuable on the exercise of options outstanding as of December 31, 2025, under our 2019 ESOP and 2023 ESOP with a weighted-average exercise price of $9.98 per ordinary share;

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1,271,589 and 2,870,085 ordinary shares issuable on the vesting of RSUs and PSUs outstanding, respectively, as of December 31, 2025, under our Omnibus Incentive Plan with a weighted-average exercise price of $21.27 and $19.62 per ordinary share for RSUs and PSUs, respectively;

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36,745,289 ordinary shares reserved for issuance under our Omnibus Incentive Plan, plus any future increases in the number of ordinary shares reserved for issuance thereunder, as more fully described in the section “Item 6. Directors, Senior Management and Employees — B. Compensation — Equity Incentive Plans” in our Annual Report on Form 20-F incorporated by reference herein; and

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11,076,907 ordinary shares reserved for issuance under our 2025 ESPP.

DILUTION
If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our ordinary shares and the as adjusted net tangible book value per share of our ordinary shares immediately after this offering. Dilution in as adjusted net tangible book value per ordinary share to new investors represents the difference between the price per ordinary shares paid by purchasers of our ordinary shares in this offering and the as adjusted net tangible book value per ordinary share immediately after the completion of the offering.
At December 31, 2025, we had a net tangible book value of $700.6 million, corresponding to a net tangible book value of $1.26 per ordinary share. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets. Net tangible book value per ordinary share represents net tangible book value divided by 557,667,387, the total number of our ordinary shares outstanding at December 31, 2025.
After giving effect to the sale by us of the 20,604,396 ordinary shares offered by us in the offering and the use of proceeds therefrom at a public offering price of $36.40 per ordinary share, after deducting the underwriting discounts and commissions and offering expenses payable by us, our adjusted net tangible book value estimated at December 31, 2025 would have been $1,426.7 million, representing $2.47 per ordinary share. This represents an immediate increase in net tangible book value of $1.21 per ordinary share to existing shareholders and an immediate dilution in net tangible book value of $33.93 per ordinary share to new investors purchasing ordinary shares in this offering.
The following table illustrates this dilution to new investors purchasing ordinary shares in the offering.
Public offering price per ordinary share		$36.40
Net tangible book value per ordinary share at December 31, 2025	$1.26
Increase in net tangible book value per ordinary share attributable to new investors	1.21
As adjusted net tangible book value per ordinary share at December 31, 2025 after giving effect to this offering	2.47
Dilution per ordinary share to new investors		$33.93

TAXATION
The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty or withholding tax.
There are no other taxes likely to be material to us or holders levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following section is the opinion of Davis Polk & Wardwell LLP of the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of ordinary shares acquired pursuant to this offering. It does not set forth all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares.
This section applies only to a U.S. Holder that holds ordinary shares as capital assets for U.S. federal income tax purposes. This section does not include a description of the state, local or non-U.S. tax consequences that may be relevant to U.S. Holders, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including any minimum tax consequences, rules conforming the timing of income accruals with respect to the ordinary shares to financial statements under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
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certain financial institutions;

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dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding ordinary shares as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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entities classified as partnerships or S corporations for U.S. federal income tax purposes;

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persons who acquire our ordinary shares through the exercise of an option or otherwise as compensation;

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tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

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real estate investment trusts or regulated investment companies;

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persons that own or are deemed to own 10% or more of our shares (by vote or value); or

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persons holding ordinary shares in connection with a trade or business conducted outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares.
This section is based on the Code, administrative pronouncements, judicial decisions, final, and temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect. Any change or different interpretation could alter the tax consequences to U.S. Holders described in this section. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this section.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, and who is:
•
a citizen or individual resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.
Taxation of Distributions
We do not currently expect to make distributions on our ordinary shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company (“PFIC”) rules described below, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of a U.S. Holder’s tax basis in the ordinary shares, and then, to the extent such excess amount exceeds such holder’s tax basis in the ordinary shares, as capital gain. However, we currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Subject to certain holding-period requirements, for so long as our ordinary shares are listed on the NYSE or another established securities market in the United States, dividends paid to certain non-corporate U.S. Holders will generally be eligible for taxation as “qualified dividend income,” which currently is taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. However, such long-term capital gain rate would not be applicable if we are treated as a PFIC in respect of the relevant U.S. Holder for the taxable year in which dividends are paid or the immediately preceding taxable year. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances.
The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction available to U.S. corporations under the Code.
Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

Sale or Other Disposition of Ordinary Shares
Subject to the PFIC rules described below, gain or loss realized on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.
Passive Foreign Investment Company Rules
Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income” (including cash). For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, interest, dividends, rents, certain non-active royalties and capital gains.
Based on our current operations and the composition of our income and assets, we believe we were not a PFIC in 2025 and we do not expect to be a PFIC for our 2026 taxable year or in the foreseeable future.
However, the determination of whether we are a PFIC is a fact-intensive determination that must be made on an annual basis applying principles and methodologies that are in some circumstances unclear, and whether we will be a PFIC in 2026 or any future taxable year is uncertain in several respects. Moreover, our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our ordinary shares, which may fluctuate substantially over time). Accordingly, there can be no assurance that we will not be a PFIC for any taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status, or with respect to our expectations regarding our PFIC status in 2026 or any future taxable year. If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status, unless the U.S. Holder makes a valid deemed sale election under the applicable Treasury regulations with respect to its ordinary shares.
If we were a PFIC for any taxable year during which a U.S. Holder held ordinary shares (assuming such U.S. Holder has not made a timely mark-to-market or QEF Election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the ordinary shares would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If we are a PFIC for any year, a U.S. Holder may be subject to the adverse consequences for any gain or excess distributions in respect of any lower-tier PFICs that we own.
A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Our ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). A mark-to-market election is unlikely available in respect of any lower-tier PFICs that we own unless the shares of such lower-tier PFICs are considered “marketable.” Accordingly, if we are treated as a PFIC, a U.S. Holder will generally continue to be subject to the PFIC rules discussed above with respect to such holder’s indirect interest in any investments we hold that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
In addition, if a company that is a PFIC provides certain information to U.S. investors, a U.S. investor can then avoid certain adverse tax consequences described above by making a “qualified electing fund” election, or QEF Election, to be taxed currently on its pro rata share of the PFIC’s ordinary income and net capital gains. However, because we do not intend to provide the information necessary for a U.S. Holder to make a QEF Election, such election will not be available to U.S. Holders.
In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
If a U.S. Holder owns ordinary shares during any year in which we are a PFIC or in which we hold a direct or indirect equity interest is a lower-tier PFIC, the U.S. Holder generally must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
U.S. Holders should consult their tax advisers concerning our potential PFIC status and the potential application of the PFIC rules.
Information Reporting and Backup Withholding
Distributions and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Reporting with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our ordinary shares by filing an IRS Form 8938 with their U.S. federal income tax return, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). Failure to file an IRS Form 8938 where required can result in monetary penalties and the extension of the relevant statute of limitations with respect to all or a part of the relevant U.S. tax return. U.S. Holders should consult their tax advisers regarding this reporting requirement.

UNDERWRITING
The Company and the underwriters named below have entered into an underwriting agreement with respect to the ordinary shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ordinary shares indicated in the following table. BofA Securities, Inc. and J.P. Morgan Securities LLC are the representatives of the underwriters.
Underwriters	Number of Ordinary Shares
BofA Securities, Inc.	6,988,324
J.P. Morgan Securities LLC	6,988,324
Citigroup Global Markets Inc.	1,150,412
Goldman Sachs & Co. LLC	1,150,412
Morgan Stanley & Co. LLC	1,150,412
UBS Securities LLC	858,517
BNP Paribas Securities Corp.	515,109
Evercore Group L.L.C.	515,109
Robert W. Baird & Co. Incorporated	343,407
Barclays Capital Inc.	343,407
Deutsche Bank Securities Inc.	343,407
Siebert Williams Shank & Co., LLC	257,556
Total	20,604,396
The underwriters are committed to take and pay for all of the ordinary shares being offered, if any are taken, other than the ordinary shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to purchase up to an additional 3,090,659 ordinary shares from the Company. They may exercise that option for 30 days from the date of this prospectus. If any ordinary shares are purchased pursuant to this option, the underwriters will severally purchase ordinary shares in approximately the same proportion as set forth in the table above.
The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 3,090,659 ordinary shares.
	No Exercise	Full Exercise
Per Ordinary Share	$1.092	$1.092
Total	$22,500,000.432	$25,875,000.060
The underwriters propose initially to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.06552 per ordinary share. After the initial offering of the ordinary shares to the public, if all of the ordinary shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms. The offering of the ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any ordinary shares made outside of the United States may be made by affiliates of the underwriters.
We have agreed that we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any of our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (the

“Lock-Up Securities”), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, or publicly disclose the intention to undertake any of the foregoing in clause (i) or (ii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, without the prior written consent of, BofA Securities, Inc. and J.P. Morgan Securities LLC, for a period of 75 days after the date of this prospectus supplement (the “Lock-Up Period”).
The restrictions set forth above applicable to us are subject to specified exceptions, including:
(1)
the ordinary shares to be sold hereunder,

(2)
any ordinary shares or any securities or other awards convertible into, exercisable for, or that represent the right to receive, shares of ordinary shares pursuant to any employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the underwriting agreement,

(3)
grants or settlement of options, restricted stock units or other equity or equity-based awards or restricted shares to officers, directors, employees and consultants of the Company or its subsidiaries in accordance with the terms of the 2019 ESOP, 2023 ESOP, Omnibus Incentive Plan or the 2025 ESPP or the issuance by us of ordinary shares upon the exercise of such instruments (including by way of “net” or “cashless” exercise),

(4)
the filing of any registration statement on Form S-8 or a successor form relating to the securities granted or to be granted pursuant to the 2019 ESOP, 2023 ESOP, Omnibus Incentive Plan and 2025 ESPP or any assumed incentive compensation plans or agreements pursuant to an acquisition or similar strategic transaction,

(5)
the offer or issuance of ordinary shares in connection with an acquisition, joint venture, commercial or collaborative relationship or the acquisition or license by us of the securities, business property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by us in connection with any such acquisition, provided that the aggregate number of ordinary shares that we may offer or issue pursuant to this clause (5) shall not exceed 5% of the total number of ordinary shares issued and outstanding immediately following the completion of this offering and any recipient of ordinary shares pursuant to clause (5) shall be bound by a lock-up agreement,

(6)
the confidential submission with the SEC of a registration statement by the Company under the Act relating to any Lock-Up Securities; provided that, with respect to this clause (6), (i) no public filing with the SEC or any other public announcement may be made during the Lock-Up Period in relation to such registration, (ii) the representatives must have received prior written notice from the Company of a confidential submission of a registration statement with the SEC during the Lock-Up Period at least seven business days prior to such submission and (iii) such registration shall not result in an offer, sale, contract to sell, pledge, option to purchase, short sale or other transfer or disposition of, directly or indirectly, any Lock-Up Securities, or

(7)
the facilitation of establishing a trading plan for any officers or directors of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities during the Lock-Up Period, provided that no public announcement, report or filing under the Exchange Act or otherwise is required of or will be voluntarily made by the Company, or any such officer or director, during the Lock-Up Period regarding the establishment of such plan.

Our directors and certain of our officers and shareholders (each such person, a “lock-up party”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, may not (and may not cause any of their direct or indirect affiliates to) (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any of the Lock-Up Securities, including without limitation any such Lock-Up Securities now owned or hereafter acquired by such lock-up party, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of our ordinary shares or other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) of this paragraph, in each case without the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC, for the duration of the Lock-Up Period.
The restrictions set forth above applicable to any lock-up parties are subject to specified exceptions, including:
(a)
transfer of the Lock-Up Securities

(i)
as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes,

(ii)
upon death by will, testamentary document or intestate succession,

(iii)
if the lock-up party is a natural person, to any member of the lock-up party’s immediate family (“immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party or, if the lock-up party is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust,

(iv)
to a corporation, partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above,

(vi)
if the lock-up party is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the lock-up party, or to any investment fund or other entity which fund or entity is controlled or managed by or under common control with the lock-up party or affiliates of the lock-up party, or (B) as part of a distribution by the lock-up party to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders,

(vii)
by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order,

(viii)
to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix)
if the lock-up party is not an officer or director of the Company, in connection with a sale of ordinary shares acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing date of this offering,

(x)
to the Company in connection with the vesting, exercise or settlement of options, warrants or other rights to purchase ordinary shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, exercise or settlement of such options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described or incorporated by reference herein, provided that any securities received upon such vesting, exercise, settlement or conversion shall be subject to the terms of the lock-up agreement,
(xi)
transfers or dispositions of Lock-Up Securities pursuant to a written plan established in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) prior to the closing date of this offering, or

(xii)
with the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC;

provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement, (C) in the case of clauses (a)(ii), (iii), (iv) and (v) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(vi), (vii), (viii), (ix), (x) and (xi) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vi) and (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement;
(b)
enter into 10b5-1 Plan relating to the transfer, sale or other disposition of the Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period;

(c)
transfer of the Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Securities shall remain subject to the provisions of the lock-up agreement; and

(d)
make any demands or requests for, exercise any right with respect to, or take any action in preparation of the registration by the Company under the Securities Act of the Lock-Up Securities or other securities; provided that (i) no public filing with the SEC or any other public announcement may be made during the Lock-Up Period in relation to such registration, (ii) the representatives must have received prior written notice from the Company and/or the lock-up party of a confidential submission of a registration statement with the SEC during the Lock-Up Period at least seven business days prior to such submission and (iii) no transfers of any Lock-Up Securities or other securities of the Company may be made prior to the expiration of the Lock-Up Period.

Our ordinary shares are listed on the NYSE under the symbol “AS”.
In connection with the offering, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ordinary shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ordinary shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.4 million. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.
The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. BofA Securities, Inc. and/or one of its affiliates has acted as a bookrunner, co-lead arranger and lender in connection with our term loan facilities and revolving credit facility. J.P. Morgan Securities LLC and/or one of its affiliates has acted as an administrative agent, swingline lender, co-lead arranger and lender in connection with our term loan facilities and revolving credit facility. In addition, certain the underwriters and/or their respective affiliates may hold the Notes and, as a result, may receive a portion of the net proceeds from this offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each an “EEA State”), no ordinary shares (the “Shares”) have been offered or will be offered pursuant to the offering to the public in that EEA State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that EEA State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the Shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the ordinary shares may be offered to the public in the United Kingdom at any time:
•
where (i) the offer is conditional on the admission of the ordinary shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the ordinary shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

•
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

•
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the ordinary shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to purchase or subscribe for the ordinary shares, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of ordinary shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issue of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Canada
The ordinary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
France
Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering material relating to the ordinary shares described in this prospectus supplement and the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering material relating to the ordinary shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the ordinary shares to the public in France.
Such offers, sales and distributions will be made in France only:
(a)
to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)
in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or-3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Germany
This prospectus supplement does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany, or Germany, or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the ordinary shares, or distribution of a prospectus or any other offering material relating to the ordinary shares. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus supplement been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.
Each underwriter will represent, agree and undertake (i) that it has not offered, sold or delivered and will not offer, sell or deliver the ordinary shares within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of ordinary shares, and (ii) that it will distribute in Germany any offering material relating to the ordinary shares only under circumstances that will result in compliance with the applicable rules and regulations of Germany.
This prospectus supplement is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.
Italy
The offering of ordinary shares has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no ordinary shares may be offered, sold or delivered, nor copies of this prospectus supplement or any other documents relating to the ordinary shares may not be distributed in Italy except:
•
to “qualified investors,” as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (“Decree No. 58”), and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

•
in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

•
Any offer, sale or delivery of the ordinary shares or distribution of copies of this prospectus supplement or any other documents relating to the ordinary shares in the Republic of Italy must be:

•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended, or the Banking Law, Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

•
in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

•
in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the ordinary shares on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.
Furthermore, ordinary shares which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the ordinary shares being declared null and void and in the liability of the intermediary transferring the ordinary shares for any damages suffered by such non-qualified investors.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Hong Kong
The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

(Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the securities offered hereby is directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.
Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the ordinary shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the ordinary shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in

Paragraph 1, Article 4 of the FIEA, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.
People’s Republic of China (“PRC”)
This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the ordinary shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus supplement are required by the issuer and its representatives to observe these restrictions.
Qatar
In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the ordinary shares under Section 275 of the SFA except:

(1)
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA);

(2)
where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets);

(3)
where no consideration is or will be given for the transfer;

(4)
where the transfer is by operation of law;

(5)
as specified in Section 276(7) of the SFA; or

(6)
as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations”)) that the ordinary shares are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
United Arab Emirates
The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

LEGAL MATTERS
The validity of the ordinary shares and certain other matters of Cayman Islands law have been passed upon for us by Conyers Dill & Pearman. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York and for the underwriters, by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Amer Sports, Inc. and subsidiaries (the “Company”) as of December 31, 2025, and for the year ended December 31, 2025, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2025, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2025 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness exists related to information technology general controls, automated process-level controls and manual controls dependent upon the accuracy and completeness of information derived from information technology systems, and consistent and proper application of accounting processes, procedures and controls relating to manual journal entries and account reconciliations, which were not designed, implemented and operating effectively.
The registered business address of KPMG LLP is Two Manhattan West, 375 9th Avenue, New York, NY, 10001.
The consolidated financial statements of Amer Sports, Inc. and subsidiaries as of December 31, 2024, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG AB, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG AB is Vasagatan 16, 111 20 Stockholm, Sweden.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.amersports.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus supplement or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement by reference. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on February 26, 2026; and

•
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on February 26, 2026, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
All subsequent annual reports on Form 20-F that we file with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus supplement forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus supplement (i) after the filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the completion of an offering of securities under this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:
Amer Sports, Inc.
Cricket Square, Hutchins Drive,
P.O. Box 2681,
Grand Cayman, KY1-1111, Cayman Islands
+1 345 945 3901
We maintain an internet site at http://www.amersports.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS
Amer Sports, Inc.
Ordinary Shares
Debt Securities

We or any selling security holder, as applicable, may offer and sell from time to time, in one or more offerings, the securities covered by this prospectus. We or any selling security holder may offer and sell the applicable securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.
This prospectus describes the general terms that apply to the securities and the general manner in which the securities will be offered. We will provide the specific terms of the securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling security holder in supplements to this prospectus. The prospectus supplements and any related free writing prospectus may also add, update or change the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference herein and therein, carefully before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of such methods. Supplements to this prospectus will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 16 of this prospectus. Our ordinary shares are listed on the New York Stock Exchange under the symbol “AS”.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference herein and therein.
The date of this prospectus is March 7, 2025.

Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling security holders, underwriters, dealers or agents have authorized any other person to provide you with different or additional information. Neither we nor any selling security holders, underwriters, dealers or agents are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside the United States: Neither we nor any selling security holders, underwriters, dealers or agents have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus outside the United States.
We are a company incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”) we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Certain Definitions
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Amer Sports, Inc.,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Amer Sports, Inc., together with its subsidiaries. All references to “U.S. dollars,” “dollars” or “$” are to the U.S. dollar and all references to “EUR” or “€” are to the euro and all references to “CNY” are to the Chinese yuan. Unless otherwise indicated or the context otherwise requires, all references to “Americas” refers to United States, Canada, and certain other countries in Latin America, “EMEA” refers to Europe, the Middle East and Africa, “Greater China” refers to mainland China, Hong Kong, Macau and Taiwan and “Asia Pacific” excludes Greater China.
Financial Statements
Unless otherwise indicated, all financial information contained or incorporated by reference in this prospectus is prepared and presented in accordance with IFRS Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States of America (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein. Our fiscal year ends on December 31 of each year.
Non-IFRS Financial Measures
Management uses certain non-IFRS financial measures to supplement the financial measures prepared in accordance with IFRS, which include constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted net income/(loss) attributable to equity holders. We use constant currency revenue information to provide a framework to assess how our business segments performed excluding the effects of foreign currency exchange rate fluctuations. Management believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin enhance an investor’s understanding of our financial and operating performance from period to period, because they exclude certain material items relating to income tax expense, finance costs and depreciation and amortization which are not reflective of our ongoing operations and performance. Management believes Adjusted net income/(loss) attributable to equity holders enhances an investor’s understanding of our financial and operating performance because it excludes certain material items relating to discontinued operations and impairment losses on goodwill and intangible assets which are not reflective of our ongoing operations and performance. In addition, management believes constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted net income/(loss) attributable to equity holders are measures commonly used by investors to evaluate companies in the apparel, footwear, sports equipment, protective gear and accessories industries.
However, there are limitations to the use of these non-IFRS financial measures as analytical tools and they should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with IFRS and may not be comparable to similarly titled non-IFRS measures used by other companies. Constant currency revenue is limited as a metric to review the Company’s financial results as it does not reflect impacts of foreign currency on revenue. Some of the limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin include: excluding certain tax payments that may reduce cash available to us; not reflecting any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future; not reflecting changes in, or cash requirements for, our working capital needs; and not reflecting the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. Some of the limitations of Adjusted net income/(loss) attributable to equity holders include: excluding the impact of restructuring expenses, expenses related to transaction activities and expenses related to certain legal proceedings.

ii

Rounding
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. With respect to financial information set out in this prospectus, a dash (“—”) signifies that the relevant figure is not available or not applicable, while a zero (“0.0”) signifies that the relevant figure is available but is or has been rounded to zero.
Market and Industry Data
Market data and certain industry forecast data used in this prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. See “Cautionary Statement Regarding Forward-Looking Statements.”
Trademarks and Trade Names
We own various trademark registrations and applications, and unregistered trademarks, including Arc’teryx, Salomon, Wilson, Peak Performance, Atomic, Armada, Louisville Slugger, DeMarini, EvoShield and ATEC, among others, and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

iii

SUMMARY
This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf, including in particular the section titled “Risk Factors” in this prospectus, “Item 3. Key Information,” “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 7, 2025 (our “Annual Report on Form 20-F”), the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before making an investment in our securities.
Our Purpose
Elevating the world through sport — from courts to slopes, from cities to mountains, and everywhere in between, we aim to inspire people to explore and experience the joy of sports and outdoor activities, and lead better, healthier lives. Our vision is to be the global leader in premium sports and outdoor brands.
Company Overview
Amer Sports is a global group of iconic sports and outdoor brands, including Arc’teryx, Salomon, Wilson, Atomic and Peak Performance. Our brands are known for their detailed craftsmanship, unwavering authenticity, premium market positioning and compelling market shares in their categories. We pride ourselves on cutting-edge innovation, technical performance and ground-breaking designs that allow athletes and everyday consumers to perform better every day. Through partnerships with industry influencers and elite athletes, and in collaboration with the various communities we serve, we develop next-generation products that define winning moments in sports. Our brands are creators of exceptional apparel, footwear, equipment, protective gear and accessories that we believe give our consumers the confidence and comfort to excel.
Our brands are our stars, constantly elevating the consumer experience and creating thriving communities. We empower our brands to pursue market-shaping leadership and set the standard for quality, performance and brand experience globally. While our brands have established heritage and market leadership today, significant runway remains ahead. We are excited about our future and the opportunity to drive growth in each of our three reportable segments: Technical Apparel, Outdoor Performance and Ball & Racquet Sports. Our segments comprise our “brand clusters,” which reflect both how our consumers engage with our products and how we manage our business.
Technical Apparel	Outdoor Performance	Ball & Racquet Sports

Each segment is led by one of our core brands: Arc’teryx, Salomon and Wilson. Each of these brands creates high-quality technical products that stand out in their respective categories, and possesses key differentiated attributes.

Arc’teryx
Arc’teryx is a technical outdoor apparel brand inspired by the Canadian Coast Mountains and built on the principle of obsessive, precise design and production. Arc’teryx gear pushes the boundaries of performance and enables adventurers to excel in their outdoor pursuits in the mountains, in the backcountry and on some of the world’s most technical climbs. The products are known for their minimalist design and sleek and streamlined aesthetic, along with new, innovative features that continually advance outdoor activities.
Product quality, from the materials to the design, allows Arc’teryx to command premium pricing as evidenced by its best-selling “hardshell” jacket in North America, the Alpha SV. Overall, Arc’teryx combines beautiful, innovative products and an authentic brand experience that extends beyond apparel, fostering communities and bringing people together across all regions of the world who share a passion for the outdoors.
Salomon
Born in the French Alps in 1947, Salomon creates premium innovative footwear, apparel, winter sports equipment and accessories. Since its founding, Salomon has been fueled by a culture of design, craftsmanship, continuous innovation, and performance inspired by progress, the mountains and athletes. The brand first produced metal ski edges and expanded into releasable ski bindings before launching industry changing rear-entry ski boots and monocoque skis. The brand’s leadership in winter sports helped to propel it into a diverse portfolio of sports and products including footwear and apparel. Today, Salomon is a market leader in global trail running footwear and premium hiking footwear, with products recognized for their performance, style, durability and sustainability. Over 68% of Salomon’s revenue in 2024 came from footwear, while also having leading market positions in its legacy winter sports equipment categories (skis, snowboards, boots, bindings, goggles, helmets, etc.), creating a 365-day, year-round brand serving all seasons for mountain sport consumers.
Wilson Sporting Goods
Founded in 1914 in Chicago, Illinois, Wilson Sporting Goods is a leading manufacturer of high-performance sports equipment, apparel, footwear and accessories. The Wilson Sporting Goods portfolio is made up of the iconic Wilson brand, as well as Louisville Slugger, DeMarini, EvoShield and ATEC. Collectively, these brands bring more than three centuries of innovation, history and heritage to a variety of mainstream sports. As a multi-sports platform, Wilson drives innovation and product excellence by leveraging learnings across the brands’ various disciplines, including tennis, football, baseball and basketball, among other sports. The Wilson brand has a legacy as the top-of-the-line sports equipment and is associated with legendary athletes, including Roger Federer, Caitlin Clark and Jamal Murray. In addition, Wilson is the official partner of professional sports leagues, including the NBA, WNBA, NFL, the US Open, Roland Garros, and more. These athletes and leagues are a testament to the credibility and reputation of Wilson’s track record of innovation and superior products.
While Arc’teryx, Salomon and Wilson stand tall and lead our three segments, our other brands appropriately fit our sports-oriented portfolio. Brands such as Atomic and Peak Performance enhance our scale, competitive positioning and diversification across sports categories. Together, our brands enable us to lead and compete in various sports segments and drive the continued success of our portfolio.
The Amer Sports Group
We excel at identifying, developing and defining brands that meet our corporate vision. We empower these brands to autonomously connect with consumers and develop products to drive growth. Our platform supports the brands via scaled infrastructure and financial controls to accelerate performance. We believe that the size and diversification of our platform mitigates risks and provides financial flexibility to invest prudently to meet the continuously evolving needs of consumers, to develop competitive advantages and to drive growth across the brands through a relentless focus on innovation. We also believe that our platform enables efficient integration, scaling and optimization of target opportunities that fit within our portfolio, as well as critical insight to inform divestiture decisions.

We govern our brands through management across the finance, supply chain, sustainability, communications, legal and compliance functions, among other areas. At the same time, we enable our brands through our group’s incubator model that provides shared learnings from data analytics across the platform as well as from the economies of scale and synergies of shared resources, including supplier services, distribution and logistics, human resources and enterprise IT infrastructure. We further serve our brands through access to shared, centralized business services, including customer service and treasury management functions. Together, these resources empower our brand leadership teams to focus on serving consumers through brand, product and go-to-market strategies that drive performance, and our global and scaled operating model enables larger, robust brand organizations to independently flourish.
Corporate Information
We were incorporated as Amer Sports Management Holding (Cayman) Limited in the Cayman Islands as an exempted company with limited liability on January 3, 2020. On August 4, 2023, we changed our name to Amer Sports, Inc. Our registered offices are located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 345 945 3901. Our corporate offices are located at Siltasaarenkatu 8-10, FI-00530 Helsinki, Finland. Our telephone number at this address is +358 (0)20 712 2500. Investors should contact us for any inquiries through the address and telephone number of our corporate offices. Our principal website is www.amersports.com. The information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and the other information included in this prospectus and applicable prospectus supplement, as well as the section “Item 3. Key Information — D. Risk Factors” in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in the prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See also “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “may,” “will,” “expect,” “could,” “target,” “predict,” “potential,” “should,” “plan,” “intend,” “estimate,” and similar expressions, although the absence of these words does not mean that a statement is not forward looking.
Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. They are not statements of historical fact. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section titled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to, but are not limited to:
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the strength of our brands;

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changes in market trends and consumer preferences;

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intense competition that our products, services and experiences face;

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harm to our reputation that could adversely impact our ability to attract and retain consumers and wholesale partners, employees, brand ambassadors, partners, and other stakeholders;

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reliance on technical innovation and high-quality products;

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general economic and business conditions worldwide, including due to inflationary pressures;

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the strength of our relationships with and the financial condition of our third-party suppliers, manufacturers, wholesale partners and consumers;

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ability to expand our DTC channel, including the expansion and success of our retail stores and e-commerce platform;

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our plans to innovate, expand our product offerings and successfully implement our growth strategies that may not be successful, and implementation of these plans that may divert our operational, managerial and administrative resources;

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our international operations, including any related to political uncertainty and geopolitical tensions;

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our and our wholesale partners’ ability to accurately forecast demand for our products and our ability to manage manufacturing decisions;

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our third-party suppliers, manufacturers and other partners, including their financial stability and our ability to find suitable partners to implement our growth strategy;

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the cost of raw materials and our reliance on third-party manufacturers;

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our distribution system and ability to deliver our brands’ products to our wholesale partners and consumers;

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climate change and sustainability related matters, or legal, regulatory or market responses thereto;

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changes and contemplation of changes to trade policies, tariffs, import/export regulations and anti-competition regulations in the United States, European Union (“EU”), Peoples Republic of China (“PRC”) and other jurisdictions, or our failure to comply with such regulations;

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the use and reliance on artificial intelligence can potentially cause intellectual property rights issues, security vulnerabilities, harm our business reputation, negatively impact our operations and impact our financial results;

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ability to obtain approvals from PRC authorities to remain listed on the U.S. exchanges and offer securities in the future;

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ability to obtain, maintain, protect and enforce our intellectual property rights in our brands, designs, technologies and proprietary information and processes;

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ability to defend against claims of intellectual property infringement, misappropriation, dilution or other violations made by third parties against us;

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security breaches or other disruptions to our information technology (“IT”) systems;

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our reliance on a large number of complex IT systems;

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changes in government regulation and tax matters;

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our ability to remediate our material weakness in our internal control over financial reporting;

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our relationship with ANTA Sports Products Limited (“ANTA Sports”);

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our expectations regarding the time during which we will be a foreign private issuer; and

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other risk factors discussed under “Risk Factors” in this prospectus and in the Annual Report on Form 20-F incorporated by reference herein.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of an unanticipated event.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from an offering of securities by a selling security holder.

DIVIDEND POLICY
We have never declared nor paid any cash dividends on our ordinary shares. Our second amended and restated memorandum and articles of association permits us to pay dividends. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends but our board of directors may choose to do so at any point if it is in the best interests of the Company and our security holders. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors subject to applicable laws, and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Our existing indebtedness restricts our ability to make distributions, including dividends, subject to certain exceptions. See “Item 5. Operating and Financial Review and Prospects — Indebtedness” in our Annual Report on Form 20-F incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our second amended and restated memorandum and articles of association, which is filed as an exhibit to the Annual Report on Form 20-F of which this exhibit is a part. We encourage you to read the second amended and restated memorandum and articles of association for additional information.
General
We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands. We were incorporated under the name of “Amer Sports Management Holding (Cayman) Limited” in the Cayman Islands as an exempted company with limited liability on January 3, 2020. On August 4, 2023, we changed our name to Amer Sports, Inc.
Our ordinary shares are listed on the NYSE under the symbol “AS.”
The following is a summary of the material provisions of our share capital and our articles of association.
Share Capital
As of February 1, 2025, we had issued and outstanding 553,845,331 ordinary shares, par value EUR 0.0300580119630888 per ordinary share.
Memorandum and Articles of Association
When we refer to our articles of association in this Form F-3, we refer to our second amended and restated memorandum and articles of association conditionally adopted on January 3, 2024 and in effect from February 5, 2024.
Objects of Our Company.   Under our second amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.
Ordinary Shares.   Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our second amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:
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at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

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shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; or

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shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding ordinary shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our second amended and restated memorandum and articles of association, a reduction of our share capital and a voluntary winding up of our company (unless our company is unable to pay its debts in which case such voluntary winding up can be authorized by an ordinary resolution). Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
Shareholder Nomination Rights.   Each of ANTA Sports and Anamered Investments Inc. (“Anamered”) has the right to nominate a number of candidates to serve as directors on our board of directors, to be designated by such shareholder.
For so long as ANTA Sports and its affiliates together continue to beneficially hold (i) at least 30% of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of five directors (the “ANTA Directors”); (ii) at least 25% (but less than 30%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of four ANTA Directors; (iii) at least 20% (but less than 25%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of three ANTA Directors; (iv) at least 15% (but less than 20%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of two ANTA Directors; and (v) at least 10% (but less than 15%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of one ANTA Director. At the time ANTA Sports and its affiliates together beneficially hold less than 10% of our then issued and outstanding ordinary shares, it shall no longer have the right to nominate for election any ANTA Directors.
For so long as Anamered and its affiliates together continue to beneficially hold at least 10% of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of one director (the “Anamered Director”). At the time Anamered and its affiliates together beneficially hold less than 10% of our then issued and outstanding ordinary shares, it shall no longer have the right to nominate for election any Anamered Directors.
Quorum for Meetings of the Board of Directors.   A quorum for any meeting of the board of directors consists of, at the time when the meeting proceeds to business, a majority of the directors then in office, including at least (i) three ANTA Directors for so long as ANTA Sports has the right to nominate at least four ANTA Directors; (ii) two ANTA Directors for so long as ANTA Sports has the right to nominate three ANTA Directors; and (iii) one ANTA Director for so long as ANTA Sports has the right to nominate two ANTA Directors. At the time ANTA Sports has the right to nominate one or fewer directors, no ANTA Directors shall be required to meet a quorum for meetings of the board of directors.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.
Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. A quorum required for any general meeting of shareholders consists of shareholders holding ordinary shares which carry in aggregate (or representing by proxy) not less than one-third of all issued and outstanding ordinary shares entitled to vote throughout such general meeting.
The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s memorandum and articles of association. Our second amended and restated memorandum and articles of association provides that upon the requisition of any one or more of our shareholders holding ordinary shares which carry in aggregate not less than one-third of all issued and outstanding ordinary shares entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting within two months after the deposit of such requisition. If within twenty-one days of such deposit, our board fails to proceed to convene such meeting, the requisitionist(s) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board to convene such meeting shall be reimbursed by the Company.
Shareholder Proposals.   Shareholder proposals to be considered and voted on by our shareholders at a general meeting may be submitted only by any one or more shareholders holding not less than one-third of all issued and outstanding ordinary shares entitled to vote at such meeting.
Transfer of Ordinary Shares.   Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine, subject to extension for a further period or periods not exceeding 30 days if approved by the shareholders.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the ordinary shares held by them at the commencement of the winding up, subject to a deduction from those ordinary shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the ordinary shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We may issue ordinary shares on terms that such ordinary shares are subject to redemption, at our option or at the option of the holders of these ordinary shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our ordinary shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Ordinary Shares.   Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Since completion of our IPO, our authorized share capital is EUR 75,000,000 divided into 2,495,175,000 shares of a par value of EUR 0.0300580119630888 each.
Our second amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights and voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our second amended and restated memorandum and articles of association have provisions that provide our register of shareholders be opened to inspection for such times and on such days as our board of directors shall determine without charge by our shareholders, and to receive our annual audited financial statements.
Anti-Takeover Provisions.   Certain provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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divide our board of directors into three classes of directors, with the classes to be as equal in number as possible and serving staggered three-year terms;

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limit the ability to remove directors to removal for cause only;

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authorize our board of directors to issue additional shares of any class of shares authorized by our second amended and restated memorandum and articles of association for any purpose without any further vote or action by our shareholders;

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limit the ability of shareholders of less than one-third of all issued and outstanding ordinary shares entitled to vote at a general meeting of shareholders to requisition and convene such a meeting;

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provide that shareholder action can be taken only at an annual or extraordinary general meeting of shareholders and cannot be taken by written consent; and

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prescribe that only the board of directors, and not the shareholders, can change the size of the board or fill vacancies thereon.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as an exempted limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for ordinary shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling security holder and the number of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of the securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the securities are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

EXPENSES OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Expenses	Amount
U.S. Securities and Exchange Commission registration fee	(1)(2)
FINRA filing fee	$225,000
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Transfer agent and registrar fee	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$ (1)

(1)
These fees and expenses depend on the securities offered and the number of offerings, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

(2)
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

LEGAL MATTERS
The validity of the securities and certain other matters of Cayman Islands law have been passed upon for us by Conyers Dill & Pearman. Certain matters of U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
Our consolidated financial statements as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG AB (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG is Vasagatan 16, 111 20 Stockholm, Sweden.

ENFORCEABILITY OF CIVIL LIABILITIES
Our company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide less protection for investors as compared to the United States. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.
The majority of our operations and current assets are conducted and located outside the United States. The majority of the directors and executive officers of the Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.
Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the United States courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the securities laws of the United States or the securities laws of any state in the United States.
We have been advised by our Cayman Islands counsel Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.amersports.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):
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our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed on March 7, 2025; and

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the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed on March 7, 2025, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Amer Sports, Inc.
Cricket Square, Hutchins Drive,
P.O. Box 2681,
Grand Cayman, KY1-1111, Cayman Islands
+1 345 945 3901
We maintain an internet site at http://www.amersports.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Amer Sports, Inc.